UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Life Sciences Research, Inc.

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PRESS RELEASE	LIFE SCIENCES RESEARCH, INC.
(NYSE Arca: LSR)
PO Box 2360
Mettlers Road
East Millstone, NJ 08875-2360
For Further Information:
Richard Michaelson
Phone: US: (732) 649-9961
e-mail: LifeSciencesResearch@LSRinc.net
November 6, 2009
RiskMetrics Group Recommends Stockholders Vote “FOR” Life Sciences Research/
Lion Holdings Merger
EAST MILLSTONE, N.J. (November 6, 2009) – Life Sciences Research, Inc. (NYSE Arca: LSR) announced today that RiskMetrics Group (formerly Institutional Shareholder Services), a leading proxy advisory firm, has recommended that LSR stockholders vote “FOR” the approval of the merger of LSR and Lion Merger Corp. pursuant to the Agreement and Plan of Merger, dated as of July 8, 2009, among LSR, Lion Merger Corp. and Lion Holdings, Inc. at the upcoming special meeting of stockholders scheduled to be held on November 23, 2009. Lion Merger Corp. and Lion Holdings Inc. are companies controlled by LSR’s Chairman and CEO, Andrew Baker.
LSR encourages all stockholders to vote their shares promptly by phone, Internet or by mailing their proxy card. The Board of Directors and the independent Special Committee of the Board each recommended that stockholders vote “FOR” the approval of the merger.
About Life Sciences Research
Life Sciences Research, Inc. is a global contract research organization providing product development services to the pharmaceutical, agrochemical and biotechnology industries. LSR brings leading technology and capability to support its clients in non-clinical safety testing of new compounds in early stage development and assessment. The purpose of this work is to identify risks to humans, animals or the environment resulting from the use or manufacture of a wide range of chemicals which are essential components of LSR’s clients’ products. The

Company’s services are designed to meet the regulatory requirements of governments around the world. LSR operates research facilities in the United States (the Princeton Research Center, New Jersey) and the United Kingdom (Huntingdon and Eye, England).
Important Additional Information for Investors and Stockholders
In connection with the proposed Merger of the Company with a wholly owned subsidiary of Lion Holdings, the Company has filed with the SEC a definitive proxy statement for the meeting of stockholders of the Company to be convened on November 23, 2009 to approve the Merger. That definitive proxy statement and a form of proxy have been mailed to the stockholders of the Company. The Company, Parent, Merger Sub, Andrew Baker, LAB Holdings LLC and Focused Healthcare Partners, LLC have also filed a Schedule 13E-3, as amended, with the SEC regarding the proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Company stockholders and other investors can obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov. These documents can also be obtained free of charge by accessing them on the Company’s corporate website at www.lsrinc.net.
The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different from those of the Company’s stockholders generally) is set forth in the Company’s proxy statement referred to above and additional information regarding the Company’s directors and executive officers is included in the Company’s 2009 proxy statement and 2008 Annual Report on Form 10-K, previously filed with SEC. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger and the solicitation of proxies, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, filed with the SEC.
Forward Looking Statements
This announcement contains statements that may be forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These statements are based largely on LSR’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond LSR’s control, as more fully described in the Company’s SEC filings, including its Form 10-K for the fiscal year ended December 31, 2008, as filed with the US Securities and Exchange Commission.